UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2015

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 23, 2015, BioTelemetry, Inc. (the “Company”), finalized its settlement agreement (the “Settlement Agreement”) with Department of Justice in connection with the previously disclosed investigation regarding allegations that the Company encouraged physicians to use two non-specified diagnosis codes to ensure coverage of mobile cardiac telemetry between November 2008 and June 2011. Pursuant to the terms of the Settlement Agreement, the Company made a cash payment of $6.4 million, which was reflected in its 2014 financial statements.

In addition, the Department of Justice made no determination of liability or that the Company billed for services it did not provide.

A copy of the Settlement Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

* 2.1	Settlement Agreement by and between Biotelemetry, Inc. and the Department of Justice

*                                         The exhibit to the Settlement Agreement is not filed herewith. The Registrant undertakes to furnish supplementally a copy of the omitted exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter Ferola
Peter Ferola
Senior Vice President and General Counsel
Date: March 25, 2015

Exhibit Index

Exhibit No.	Description

* 2.1	Settlement Agreement by and between Biotelemetry, Inc. and the Department of Justice

*           The exhibit to the Settlement Agreement are not filed herewith. The Registrant undertakes to furnish supplementally a copy of the omitted exhibit to the Securities and Exchange Commission upon request.